     Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159877, 333-105873, 333-91464, 333-84720, 333-59248, 333-43160, 333-86649, 333-65051, 333-44265, 333-136425, 333-116467, 333-38025, 333-140935, 333-154715, 333-19777-99, 333-167197 and 333-169505) and Form S-3 (Nos. 333-147719, 333-141603, 333-43903, 333-44748, 333-74599, 333-84430 and 333-123823) of Harmonic Inc. of our report dated March 1, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.
/s/PricewaterhouseCoopers LLC
PricewaterhouseCoopers LLC
San Jose, California
March 1, 2011